Exhibit 8.
Opinion as to Tax Matters

Walker & Tudhope, P.A.
A Florida Professional Association
225 South Westmonte Drive, Suite 3000
Altamonte Springs, FL 32714
Phone: 407-478-1866
Fax: 407-478-1865 or 407-478-1871
E-Mail Address BerryW@WalkerandTudhope.com

June 18, 2013

Board of Directors

BridgeWell Income Trust Inc., a Florida Corporation
710 Vassar Street
Orlando, FL 32804

Ladies and Gentlemen:

You have requested our opinions with respect to all material Federal income tax matters in connection with the proposed offering (the "Offering") of 500,000 shares of Class A Preferred Stock, no par value per share (the "Shares") of BridgeWell Income Trust Inc., a Florida corporation (the "Company"), as a more fully described in the registration statement on Form S-11, (the "Registration Statement"), and the prospectus included therein ("the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission. All terms used herein have the respective meanings set forth in the Prospectus.

We have acted as counsel to the Company with respect to the Offering of its shares of Class A Preferred stock (the "Shares"). This letter is for delivery in connection with the proposed Offering of Shares made by the Prospectus and is intended to confirm as of the date hereof certain opinions described in the "Federal Income Tax Considerations" section of the Prospectus. This letter and the opinions expressed or confirmed herein are for delivery to the Company and may be relied upon only by it and its Shareholders who acquire their Shares from the Company.

In rendering our opinions we have relied only on factual representations contained in the letter from the company delivered in connection with this opinion in order to enable us to render the opinions herein set forth.

Based on the foregoing and in reliance thereon and subject thereto and on an analysis of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations there under, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, we hereby confirm our opinion that, commencing with the Company's initial taxable year that will end on December 31, 2013, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and that its method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to satisfy the requirements for qualification and taxation as a REIT. This opinion represents our legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

The Company's qualification as a REIT will depend upon the continuing satisfaction by the Company of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping . We do not undertake to monitor whether the Company actually has satisfied or will satisfy the various REIT qualification tests.

Furthermore, we hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States Federal income tax law, the statements set forth under the caption "Federal Income Tax Considerations" in the Prospectus included in the Registration Statement is accurate in all material respects.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part and the reference to us under the caption "Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

Walker & Tudhope, P.A., a Florida Professional Association:

   /S/
Berry J. Walker, Jr., Esquire, President Florida Bar Number 0742960